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                                                                   Exhibit 10.2

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made and delivered to be effective as of September 5, 2001, by and between SILICON LABORATORIES INC. (herein referred to with all successors, assigns and/or personal representatives as the "Borrower"), and COMERICA BANK-TEXAS (herein referred to with its successors and assigns as the "Bank"). For and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

SECTION 1. DEFINITIONS

1.1 DEFINED TERMS. The following terms, as used in this Agreement, shall have the meanings set forth below. The singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

         "ADVANCE FORMULA AGREEMENT" shall mean the Advance Formula Agreement of even date herewith between Borrower and Bank, as from time to time amended, modified or restated.

         "AFFILIATE" shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Credit Agreement, including all addenda, exhibits and schedules now or hereafter made a part hereof, as the same may be amended from time to time.

         "APPLICABLE INTEREST RATE" shall mean, with respect to the Indebtedness from time to time outstanding under any promissory note or other Loan Document evidencing the Indebtedness, the rate or rates provided in such note as the applicable interest rate.

         "COLLATERAL" shall mean all property, assets and rights in which a Lien or other encumbrance in favor of or for the benefit of Bank is or has been granted or arises or has arisen, or may hereafter be granted or arise, under or in connection with any Loan Document, or otherwise, to secure the payment or performance of any portion of the Indebtedness. "Collateral" shall EXCLUDE intellectual property. Intellectual property includes "Proprietary Information". "Proprietary Information" shall mean trade secrets, confidential knowledge, data, or any other proprietary information of the Borrower and each of its subsidiaries or affiliated companies. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, trade secrets, ideas, concepts, processes, formulas, data, lists, software programs, all other works of authorship, mask works, proprietary test tooling, know-how, improvements, discoveries, developments, designs, and techniques relating to the business or proposed business of the Borrower whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property laws and
         (b) information owned by the Borrower or licensed from third parties regarding plans for research, development, products, services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, customer lists (except to the extent necessary for Bank to perfect or exercise its lien on the Borrower's accounts receivable), information regarding the skills and compensation of other employees of the Borrower and (c) intellectual property of third parties in Borrower's possession.

         "CREDIT CARD EXPOSURE" shall mean the maximum amount that Borrower may at any time have outstanding under one or more corporate credit cards issued by Bank to Borrower, which amount shall initially be $300,000.

         "DEBT" shall mean, as of any applicable date of determination thereof, all liabilities of a Person that should be classified as liabilities in accordance with GAAP. In the case of Borrower, the term "Debt" shall include, without limitation, the Indebtedness.



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         "DEFAULT" shall mean, any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "ENVIRONMENTAL LAW(S)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Materials or otherwise intended to regulate or improve health, safety or the environment, including, without limitation, any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos, and/or other similar materials; any so-called "superfund" or "superlien" law, pertaining to Hazardous Materials on or about any of the Collateral, or any other property at any time owned, leased or otherwise used by any Loan Party, or any portion thereof, including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, flammable or dangerous waste, substance or material, as now or at anytime hereafter in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "EVENT OF DEFAULT" shall mean any of those conditions or events listed in SECTION 6.1 of this Agreement.

         "FACILITY USAGE" shall mean, at the time in question, the aggregate amount of outstanding Revolving Loans, existing Letter of Credit Liabilities and Credit Card Exposure at such time.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean the United States, each state, each county, each city, and each other political subdivision in which all or any portion of the Collateral is located, and each other political subdivision, agency, or instrumentality exercising jurisdiction over Bank, any Loan Party, any of the Indebtedness or any Collateral.

         "GOVERNMENTAL REQUIREMENTS" shall mean all laws, ordinances, rules, and regulations of any Governmental Authority applicable to any Loan Party, any of the Indebtedness or any Collateral.

         "GUARANTOR(S)" shall mean, as the context dictates, any Person(s) (other than the Borrower) who shall, at any time, guarantee or otherwise be or become obligated for the repayment of all or any part of the Indebtedness.

         "HAZARDOUS MATERIAL" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, any Environmental Law(s).

         "INDEBTEDNESS" shall mean all obligations and liabilities of any Loan Party to Bank under any Loan Document, together with all other indebtedness, obligations and liabilities whatsoever of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, voluntary or involuntary, known or unknown, or originally payable to Bank or to a third party and subsequently acquired by Bank including, without limitation, any: late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any Lien or in pursuing any of its rights or remedies under any Loan Document or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower; debts, obligations and liabilities for which Borrower would otherwise be liable to the Bank were it not for the invalidity or enforceability of them by reason of any bankruptcy, insolvency or other law or for any other reason; and reasonable costs and expenses of attorneys and paralegals, whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise; provided, however, that the term Indebtedness shall not include any consumer loan to the extent treatment of such loan as part of the Indebtedness would violate any Governmental Requirement.

         "LETTER OF CREDIT" shall mean a letter of credit issued by the Bank for the account of and/or upon the application of the Borrower in accordance with this Agreement, as such Letter of Credit may be amended, supplemented, extended or confirmed from time to time.


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         "LETTER OF CREDIT LIABILITIES" shall mean, at any time and in respect of all Letters of Credit, the sum of (a) the aggregate amount available to be drawn under all such Letters of Credit plus (b) the aggregate unpaid amount of all Reimbursement Obligations then due and payable in respect of previous drawings under such Letters of Credit.

         "LIEN" shall mean any valid and enforceable interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or claimed by any Person other than the owner of such property, whether such indebtedness is based on the common law or any statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt, lease, consignment or bailment for security purposes.

         "LOAN DOCUMENTS" shall mean collectively, this Agreement, any promissory notes evidencing Indebtedness, any approved subordination agreement, any reimbursement agreement or other documentation executed in connection with any Letter of Credit, and any other documents, instruments or agreements evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with any of the Indebtedness or any Loan Document (whether executed and delivered prior to, concurrently with or subsequent to this Agreement), as such documents may have been or may hereafter be amended from time to time.

         "LOAN PARTY" shall mean Borrower, each of its Subsidiaries (whether or not a party to any Loan Document) and each other Person who or which shall be liable for the payment or performance of all or any portion of the Indebtedness or who or which shall own any property that is subject to (or purported to be subject to) a Lien which secures all or any portion of the Indebtedness.

         "MATERIAL ADVERSE EFFECT" shall mean any act, event, condition or circumstance which would likely materially and adversely affect the business, operations, condition (financial or otherwise), performance or assets of any Loan Party, the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or by which it is bound or the enforceability of any Loan Document.

         "MAXIMUM LEGAL RATE" shall mean the maximum rate of nonusurious interest per annum permitted to be paid by Borrower or, if applicable, another Loan Party or received by Bank with respect to the applicable portion of the Indebtedness from time to time under applicable state or federal law as now or as may be hereafter in effect, including without limitation, that rate based upon the "weekly ceiling rate" (as defined in Chapter 303 of the Texas Finance Code).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any Person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

         "PENSION PLAN(S)" shall mean any and all employee benefit pension plans of Borrower and/or any of its Subsidiaries in effect from time to time, as such term is defined in ERISA.

         "PERMITTED ENCUMBRANCES" shall mean: (a) Liens in favor of the Bank;
         (b) Liens for taxes, assessments or other governmental charges which are not yet due and payable, incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which are being contested in good faith by appropriate proceedings and, if requested by Bank, bonded in an amount and manner satisfactory to Bank; (c) Liens, not delinquent, arising in the ordinary course of business and created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations; (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law Liens securing obligations incurred in good faith in the ordinary course of business without violation of any Loan Document that are not yet due and payable; and (e) Liens existing as of the date hereof identified as follows: Comdisco, Third Coast Capital, Finova and certain other equipment rental agreements, to the extent each such Lien is limited to the equipment subject to such rental agreement and the amount secured by each such Agreement is less than $100,000 individually and the aggregate amount of such Debt does not exceed $500,000.

         "PERSON" or "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.


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         "REIMBURSEMENT OBLIGATIONS" shall mean, at any time and in respect of all Letters of Credit, the aggregate obligations of the Borrower, then outstanding or which may thereafter arise, to reimburse the Bank for any amount paid or incurred by the Bank in respect of any and all drawings under such Letters of Credit, together with any and all other Indebtedness, obligations and liabilities of any Loan Party to Bank related to such Letters of Credit arising under this Agreement, any Letter of Credit application or any other Loan Document.

         "REVOLVING CREDIT MATURITY DATE" shall mean September 5, 2003, or such earlier date on which the entire unpaid principal amount of all Revolving Loans becomes due and payable whether by the lapse of time, demand for payment, acceleration or otherwise; provided, however, if any such date is not a business day, then the Revolving Credit Maturity Date shall be the next succeeding business day.

         "REVOLVING CREDIT MAXIMUM AMOUNT" shall mean the lesser of (a) $5,000,000, or (b) the maximum amount permitted by the Advance Formula Agreement.

         "REVOLVING CREDIT NOTE" shall mean the Master Revolving Note dated of even date herewith in the maximum original principal amount of $5,000,000 made by Borrower payable to the order of the Bank, as the same may be renewed, extended, modified, increased or restated from time to time.

         "REVOLVING LOAN" shall mean an advance made, or to be made, under the revolving credit facility to or for the credit of Borrower by the Bank pursuant to this Agreement.

         "SUBORDINATED DEBT" shall mean any Debt of Borrower (other than the Indebtedness) which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Bank.

         "SUBSIDIARY" shall mean as to any particular parent entity, any corporation, partnership, limited liability company or other entity (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding equity ownership interests having voting rights as of any applicable date of determination, shall be owned directly, or indirectly through one or more Subsidiaries, by such parent entity. As of the date of this Agreement, Borrower's only Subsidiaries are: Silicon Labs Isolation, Inc. and Silicon Laboratories UK Limited. Borrower has notified Bank that it intends to establish a Subsidiary in Japan.

         "UCC" shall mean the Uniform Commercial Code as adopted and in force in the State of Texas, as amended.

1.2 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be determined and construed in accordance with GAAP.

SECTION 2 . FUNDING LOANS, PAYMENTS, RECOVERIES AND COLLECTIONS

2.1 FUNDING LOANS. Subject to the terms, conditions and procedures of this Agreement and each other Loan Document and to the satisfaction of all conditions precedent to the making and funding of any loan as set forth in any Loan Document, Bank shall make the proceeds of any such loan available to Borrower on the disbursement date agreed upon by Bank and Borrower by depositing such proceeds into an account maintained by Borrower with Bank or as otherwise agreed to in writing by Borrower and Bank.

2.2 REVOLVING LOANS. Subject to the terms and conditions of the Loan Documents and to the satisfaction of all conditions precedent to the making and funding of any loan as set forth in any Loan Document, the Bank agrees to make Revolving Loans to Borrower at any time and from time to time from the effective date hereof until (but not including) the Revolving Credit Maturity Date. The proceeds of Revolving Loans shall be used solely for working capital needs and other general corporate purposes of Borrower.

         Except as hereinafter provided, Borrower may request a Revolving Loan by submitting to Bank a request for advance by an authorized officer or other representative of Borrower, subject to the following: (a) each such request for advance shall include, without limitation, the proposed amount of such revolving loan and the proposed disbursement date, which date must be a business day; (b) each such request for advance shall be communicated to Bank by 2:00 p.m. (Dallas, Texas time) on the proposed disbursement date; (c) a request for advance, once communicated to Bank, shall not be revocable by Borrower; and (d) each request for advance, once communicated to Bank, shall constitute a representation, warranty and certification by Borrower as of the date thereof that:


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         (i) both before and after the making of such Revolving Loan, the obligations set forth in the Loan Documents are and shall be valid, binding and enforceable obligations of each Loan Party, as applicable;
         (ii) all terms and conditions precedent to the making of such Revolving Loan have been satisfied, and shall remain satisfied through the date of such Revolving Loan; (iii) the making of such Revolving Loan will not cause the Facility Usage to exceed the Revolving Credit Maximum Amount; (iv) no Default or Event of Default shall have occurred or be in existence, and none will exist or arise upon the making of such Revolving Loan; (v) the representations and warranties contained in the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Revolving Loan; and (vi) the request for advance will not violate the terms or conditions of any contract, indenture, agreement or other borrowing of any Loan Party.

         Bank may elect (but without any obligation to do so) to make a Revolving Loan upon the telephonic or facsimile request of Borrower, provided that Borrower has first executed and delivered to Bank a telephone notice authorization in form and content satisfactory to Bank. If any such Revolving Loan based upon a telephonic or facsimile request is made by Borrower, Bank may require Borrower to confirm said telephonic or facsimile request in writing by delivering to Bank, on or before 11:00 a.m. (Dallas, Texas time) on the next business day following the disbursement date of such Revolving Loan, a duly executed written request for advance, and all other provisions of this SECTION
         2.2 shall be applicable with respect to such Revolving Loan. In addition, Borrower may authorize the Bank to automatically make revolving loans pursuant to such other written agreements as may be entered into by Bank and Borrower.

         Notwithstanding anything contained in this Agreement to the contrary, the Facility Usage shall not at any time exceed the Revolving Credit Maximum Amount. If said limitations are exceeded at anytime, Borrower shall immediately, without demand by Bank, pay to Bank an amount not less than such excess, or, if Bank, in its sole discretion, shall so agree, Borrower shall provide Bank cash collateral in an amount not less than such excess, and Borrower hereby pledges and grants to Bank a security interest in such cash collateral so provided to Bank. Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Bank under or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Bank at any office of Bank located in the State of Texas in immediately available United States funds, and without setoff, deduction or counterclaim. Bank may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit) of Borrower maintained with Bank for all or any part of any Indebtedness then due and payable; provided, however, that such authorization shall not affect Borrower's obligations to pay all Indebtedness, when due, whether or not any such account balances maintained by Borrower with Bank are insufficient to pay any amounts then due.

         Borrower shall pay to Bank an annual facility fee in an amount equal to the product of (a) one quarter of one percent (0.25%)per annum multiplied by (b) the stated principal amount of the Revolving Credit Note. Such fee shall be computed and shall be payable on the date of this Agreement and on each annual anniversary date hereafter.

         The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties not to be applicable to any of the Loan Documents or the transactions contemplated thereby.

2.3 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank shall, upon request from Borrower from time to time prior to the Revolving Credit Maturity Date, issue one or more Letters of Credit. The Letter of Credit Liabilities shall not exceed $2,000,000; and the Facility Usage shall not exceed the Revolving Credit Maximum Amount. No Letter of Credit shall have a stated expiration date later than the Revolving Credit Maturity Date, and no Letter of Credit shall provide that it will automatically renew upon its stated expiration date.

         Borrower shall give the Bank written notice requesting each issuance of a Letter of Credit hereunder not less than two business days prior to the requested issuance date and shall furnish such additional information regarding such transaction as Bank may request. The issuance by Bank of each Letter of Credit shall, in addition to the conditions precedent set forth elsewhere in this Agreement, be subject to the conditions precedent that (i) such Letter of Credit shall be in form and substance satisfactory to Bank, (ii) Borrower shall have executed and delivered such applications and other instruments and agreements relating to such Letter of Credit as Bank shall have requested and are not inconsistent with the terms of this Agreement (iii) each of the statements in SECTION 2.2 (d) above are true as of the date of issuance of such Letter of Credit with respect to issuance of such Letter of Credit (as opposed to making a Revolving Loan), and the submission of an application for issuance of a Letter of Credit shall constitute a representation, warranty and certification of Borrower to that effect, and (iv) no Letter of Credit may be issued if after giving effect thereto, the sum of the aggregate outstanding principal balance of all Revolving Loans plus the Letter of Credit Liabilities would exceed the Revolving Credit Maximum Amount.

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         With respect to the issuance or renewal of each Letter of Credit,
         Borrower shall pay to Bank such letter of credit fees and other expenses customarily charged by Bank in connection with the issuance or renewals of letters of credit.

         Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse Bank for any amount paid by Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Unless Borrower shall elect to otherwise satisfy such Reimbursement Obligation, such reimbursement shall, subject to satisfaction of any conditions provided herein for the making of Revolving Loans and to the Revolving Credit Maximum Amount, automatically be made by advancing to Borrower a Revolving Loan in the amount of such Reimbursement Obligation.

         In consideration of Bank's issuance of any Letter of Credit, Borrower shall pay to Bank a letter of credit issuance fee equal to one percent (1%) per annum. Such fee shall be calculated based on the term and face amount of such Letter of Credit and the above rate and will be payable quarterly in arrears.

2.4 MAXIMUM INTEREST RATE. At no time shall any Applicable Interest Rate or default rate in respect of any Indebtedness hereunder, exceed the Maximum Legal Rate. In the event that any interest is charged or otherwise received by Bank in excess of the Maximum Legal Rate, Borrower hereby acknowledges and agrees that any such excess interest shall be the result of an accidental and bona fide error, and any such excess shall be deemed to have been payment of principal, and not of interest, and shall be applied, first, to reduce the principal Indebtedness then outstanding, second, any remaining excess, if any, shall be applied to reduce any other Indebtedness, and third, any remaining excess, if any, shall be returned to Borrower. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or any other Loan Document, but subject to all limitations contained in this Section, if at anytime any Applicable Interest Rate or default rate or other rate of interest applicable to any portion of the Indebtedness is computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Applicable Interest Rate, default rate or such other rate of interest shall not reduce such interest rate thereafter payable below the Maximum Legal Rate until the aggregate amount of interest accrued equals the total amount of interest that would have accrued if interest had, at all times, been computed solely on the basis of the Applicable Interest Rate, default rate or such other interest rate. This Section shall control all agreements between the Borrower and the Bank.

2.5 RECEIPT OF PAYMENTS BY BANK. Any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Bank only upon actual receipt thereof by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or in any other manner, and such payment shall not be deemed to have been made in a timely manner unless actually received by Bank on or before the date due for such payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default. Prior to the occurrence of any Default, Borrower shall have the right to direct the application of any and all payments made to Bank hereunder to the Indebtedness evidenced by the respective notes evidencing the Indebtedness. Borrower waives the right to direct the application of any and all payments received by Bank hereunder at any time or times after the occurrence and during the continuance of any Default. Borrower further agrees that after the occurrence and during the continuance of any Default, or prior to the occurrence of any Default if Borrower has failed to direct such application, Bank shall have the continuing exclusive right to apply and to reapply any and all payments received by Bank at any time or times, whether as voluntary payments, proceeds from any Collateral, offsets, or otherwise, against the Indebtedness in such order and in such manner as Bank may, in its sole discretion, deem advisable, notwithstanding any entry by Bank upon any of its books and records. Borrower hereby expressly agrees that, to the extent that Bank receives any payment or benefit of or otherwise upon any of the Indebtedness, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other Person under any bankruptcy act, state or federal law, common law, equitable cause or otherwise, then to the extent of such payment or benefit, the Indebtedness, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made or received by Bank, and, further, any such repayment by Bank shall be added to and be deemed to be additional Indebtedness.


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2.6      CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT. The obligation of the Bank to issue any Letter of Credit, if applicable, or to make any loan under or pursuant to this Agreement shall be subject to the following conditions precedent:

         a. Borrower shall have executed and delivered to Bank, or caused to have been executed and delivered to Bank, all such instruments, agreements, certificates, opinions, financial statements, appraisals, evidence of title, evidence of insurance, environmental audits, and other information and other documents as the Bank shall require, and all of the foregoing shall be in form and content acceptable to Bank and all instruments and agreements shall be in full force and effect and binding and enforceable obligations of Borrower and, to the extent that it is a party thereto or otherwise bound thereby, of each other Person who may be a party thereto or bound thereby including without limitation: (i) evidence of existence, good standing, qualification to conduct business and authority for each Loan Party and signatory on behalf of each Loan Party; (ii) all notes, guaranties, security agreements, mortgages, deeds of trust, pledge agreements, assignments, financing statements and other documents requested by Bank to evidence the Indebtedness or to create, protect or perfect Liens upon the Collateral required by Bank as security for the Indebtedness and to accord Bank a perfected security position in the Collateral, subject only to Permitted Encumbrances;; (iii) a guaranty agreement from each Guarantor required by Bank; (iv) such other documents or agreements of security, assurances of Loan Document validity, legality and enforceability, and appropriate assurances of validity, perfection and priority of Lien as Bank may request, and Bank shall have received proof that appropriate security agreements, financing statements, mortgages, deeds of trust, collateral and other documents covering the Collateral shall have been executed and delivered by the appropriate Persons and recorded or filed in such jurisdictions and such other steps shall have been taken as necessary to perfect and protect, subject only to Permitted Encumbrances, the Liens granted thereby.

         b. All actions, proceedings, instruments and documents required to carry out the borrowings and transactions contemplated by this Agreement or any other Loan Document or incidental thereto, and all other related legal matters, shall have been satisfactory to and approved by Bank.

         c. Each Loan Party shall have performed and complied with all agreements and conditions contained in the Loan Documents applicable to it and which are then in effect.

         d. Each of the representations and warranties of each Loan Party under any Loan Document shall be true and correct in all material respects as if made on each loan disbursement date.

         e. No Default or Event of Default shall have occurred and be continuing; there shall have been no material adverse change in the condition (financial or otherwise), properties, business, or operations of any Loan Party since the date of the financial statements most recently delivered to Bank prior to the date of this Agreement; and no provision of law, any order of any Governmental Authority, or any regulation, rule or interpretation thereof, shall have had any Material Adverse Effect on the validity or enforceability of any Loan Document.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement, and so long as Bank shall have any commitment or obligation to make any loans or issue any Letters of Credit, if applicable and so long as any Indebtedness remains unpaid and outstanding under any Loan Document, as follows:

3.1 AUTHORITY. Each Loan Party and, if applicable, each of its partners and members who is not a natural Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and authorized to do business in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary.

3.2 DUE AUTHORIZATION. Each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party or is otherwise bound, all of which have been duly authorized by all necessary action, and are not in contravention of law or the terms of any Loan Party's organizational or other governing documents.

3.3 TITLE TO PROPERTY. Each Loan Party has good title to all property and assets purported to be owned by it, including those assets identified on the financial statements most recently delivered to Bank.

3.4 ENCUMBRANCES. There are no security interests or other Liens or encumbrances on, and no financing statements on file with respect to, any of the property or assets of any Loan Party, except for Permitted Encumbrances.

3.5 SUBSIDIARIES. Borrower has no Subsidiaries except those specifically disclosed in the Defined Terms.

3.6 TAXES. Each Loan Party has filed, on or before their respective due dates, all federal, state, local and foreign tax returns which are required to be filed, or has obtained extensions for filing such tax returns, and is not delinquent in filing such returns in accordance with such extensions, and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively and diligently contested in good faith by appropriate proceedings, and if requested by Bank, have been bonded or reserved in an amount and manner satisfactory to Bank.

3.7 NO-DEFAULTS. There exists no default (or event which, with the giving of notice or passage of time, or both, would result in a default) under the provisions of any instrument or agreement evidencing, governing, securing or otherwise relating to any Debt of any Loan Party or pertaining to any of the Permitted Encumbrances.

3.8 ENFORCEABILITY OF AGREEMENT AND LOAN DOCUMENTS. Each Loan Document has been duly executed and delivered by duly authorized officer(s) or other representative(s) of each Loan Party and constitutes the valid and binding obligation of each Loan Party, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally at the time in effect.

3.9 NON-CONTRAVENTION. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party or otherwise bound, are not in contravention of the terms of any indenture, agreement or undertaking to which any such Loan Party is a party or by which it is bound, except to the extent that such terms have been waived or that failure to comply with any such terms would not have a Material Adverse Effect.

3.10 ACTIONS, SUITS, LITIGATION OR PROCEEDINGS. There are no actions, suits, litigation or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any Governmental Authority, pending, or, to the best knowledge of Borrower, threatened against or affecting any Loan Party, which, if adversely determined, could materially impair the right of any Loan Party to carry on its business substantially as now conducted or could have a Material Adverse Effect. No Loan Party is under investigation by, or is operating under any restrictions imposed by, any Governmental Authority.

3.11 COMPLIANCE WITH LAWS. Each Loan Party has complied with all Governmental Requirements, including, without limitation, Environmental Laws, to the extent that failure to so comply could have a Material Adverse Effect.

3.12 CONSENTS, APPROVALS AND FILINGS, ETC. Except as have been previously obtained or as otherwise expressly provided in this Agreement, no authorization, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with, any Governmental Authority and no material authorization, consent or approval from any other Person, is required in connection with the execution, delivery and performance by any Loan Party of any Loan Document to which it is a party. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Borrower, any threatened attack, in any material respect, by appeal, direct proceeding or otherwise.

3.13 ENVIRONMENTAL REPRESENTATIONS. No Loan Party has used Hazardous Materials on, in, under or otherwise affecting any real or personal property now or at any time owned, occupied or operated by such Person or upon which such Person has a place of business which, in any manner, violates any Environmental Law, to the extent any such violation could result in a Material Adverse Effect, and to the best of Borrower's knowledge, no prior or current owner, occupant or operator of any of such property does or has used any Hazardous Materials on or affecting such property in any manner which violates any Environmental Law to the extent that any such violation could result in a Material Adverse Effect. No Loan Party has received any notice of any violation of any Environmental Law, and to the best knowledge of the Borrower, there have been no actions commenced or threatened by any Person against any such property or against any Loan Party for non-compliance with any Environmental Law which could result in a Material Adverse Effect.

3.14 ACCURACY OF INFORMATION. All financial statements previously furnished to Bank have been prepared in accordance with GAAP and fairly present the financial condition of Borrower and, as applicable, the consolidated financial condition of Borrower and such other Person(s) as such financial statements purport to present, and the results of their respective operations as of the dates and for the periods covered thereby; and since the date(s) of said financial statements, there has been no material adverse change in the financial condition of Borrower or any other Person covered by such financial statements. Each Loan Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and no Loan Party will be rendered insolvent, under-capitalized or unable to pay debts generally as they become due by the execution or performance of any Loan Document to which it is a party or by which it is otherwise bound.

SECTION 4. AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until all instruments and agreements evidencing each and every loan, Letter of Credit and other financial accommodation by the Bank to the Borrower or any Loan Party are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will, and, as applicable, it will cause each Loan Party within its control or under common control to:

4.1 PRESERVATION OF EXISTENCE, ETC. Preserve and maintain its existence and preserve and maintain such of its rights, licenses, and privileges as are material to the business and operations conducted by it; qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties, continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

4.2 KEEPING OF BOOKS; AUDITS OF COLLATERAL; FEES. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP; and permit Bank, or its representatives, at reasonable times and intervals, at Borrower's cost and expense, to examine its books and records and to discuss its financial matters with its officers, employees and independent certified public accountants; and permit Bank from time to time to audit Borrower's accounts, inventory, or other Collateral, provided that such audits will be conducted upon reasonable notice. Borrower agrees to reimburse Bank, on demand, for customary and reasonable fees and costs incurred by Bank for such audits, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by its agents.

4.3 REPORTING REQUIREMENTS. Borrower maintains a policy regarding insider trading (Statement of Company Policy--Regarding Insider Trading) and Lender acknowledges receipt of such policy. Furnish to Bank, or cause to be furnished to Bank, the following:

         a. as soon as possible, and in any event within three (3) calendar days after becoming aware of the occurrence or existence of each Default or Event of Default hereunder or any material adverse change in the financial condition of any Loan Party, a written statement of the chief financial officer of Borrower (or in his or her absence, a responsible senior officer of Borrower), setting forth details of such Default, Event of Default or change, and the action which Borrower has taken, or has caused to be taken, or proposes to take, or to cause to be taken, with respect thereto;

         b. as soon as available, and in any event within ninety (90) days after and as of the end of each fiscal year of Borrower, audited financial statements of Borrower and such other of the Loan Parties as may be required by the Bank, consolidated, as applicable, including a balance sheet, income statement, surplus reconciliation statement and statement of cash flows, for and as of such fiscal year then ending and including such other comments and financial details as are usually included in similar reports. Such financial statements shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by Borrower and approved by Bank and containing unqualified opinions as to the fairness of the statements therein contained;

         c. during any period of time the Facility Usage is less than $2,000,000, as soon as available, and in any event within forty-five (45) days after and as of the end of each fiscal quarter, including the last such reporting period of each of Borrower's fiscal years, financial statements of Borrower and such of the other Loan Parties as may be required by the Bank, consolidated, as applicable, for and as of such reporting period, including a balance sheet, income statement, surplus reconciliation statement and statement of cash flows for and as of such reporting period then ending and for and as of that portion of the fiscal year then ending, in each case, prepared by the chief financial officer of Borrower (or in his or her absence, a responsible senior officer of Borrower) and, as applicable, each other Loan Party as to consistency with prior financial reports and accounting periods, accuracy and fairness of presentation;

         d. during any period of time the Facility Usage is equal to or greater than $2,000,000, as soon as available, and in any event within thirty (30) days after and as of the end of each calendar month, including the last such reporting period of each of Borrower's fiscal years, financial statements of Borrower and such of the other Loan Parties as may be required by the Bank, consolidated, as applicable, for and as of such reporting period, including a balance sheet, income statement, surplus reconciliation statement and statement of cash flows for and as of such reporting period then ending and for and as of that portion of the fiscal year then ending, in each case, prepared by the chief financial officer of Borrower (or in his or her absence, a responsible senior officer of Borrower) and, as applicable, each other Loan Party as to consistency with prior financial reports and accounting periods, accuracy and fairness of presentation;

         e. together with each set of financial statements furnished under subsections (c) and (d) above, furnish a certificate substantially in the form of Exhibit A attached hereto, signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), that he has reviewed the Loan Documents, that no Event of Default exists at the end of such fiscal quarter or calendar month, as applicable, and reflecting the compliance by Borrower (together with reasonable detail of the calculations) with the financial covenants set forth herein;

         f. during any period of time the Facility Usage is less than $2,000,000, as soon as available, and in any event, within forty-five (45) days after and as of the end of each fiscal quarter, including the last such reporting period of each fiscal year of Borrower, agings of the accounts receivable and accounts payable of Borrower;

         g. during any period of time the Facility Usage is equal to or greater than $2,000,000, as soon as available, and in any event, within thirty (30) days after and as of the end of each calendar month, including the last such reporting period of each fiscal year of Borrower, agings of the accounts receivable and accounts payable of Borrower;

         h. simultaneously with the financial statements to be delivered to Bank pursuant to subsections (c) and (d) above, as applicable, a Borrowing Base Certificate substantially in the form attached hereto as Exhibit B;

         i. as soon as available, and in any event within ninety (90) days after the end of each fiscal year, a business and financial plan of Borrower, in form satisfactory to Bank, prepared by the chief financial officer of Borrower, setting forth financial projections and budget for Borrower for the fiscal year in which such plan is delivered to Bank;

         j. promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Loan Party to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Loan Party with any securities exchange, the Securities and Exchange Commission or any similar governmental authority; and

         k. promptly, and in form and detail satisfactory to Bank, such other information as Bank may request from time to time.

4.4 FINANCIAL COVENANTS. Maintain all financial covenants set forth below (for purposes of the financial covenants, definitions for capitalized terms not otherwise defined in this Agreement follow the covenants):

         TANGIBLE NET WORTH. Maintain a Tangible Net Worth at all times of not LESS than $100,000,000.

         QUICK RATIO. Maintain a Quick Ratio at all times of not LESS than
         1.5 to 1.0.

         "AFFILIATE RECEIVABLES" shall mean, as of any time of determination, any amounts in respect of loans or advances owing to Borrower or another Loan Party from any of its Subsidiaries or Affiliates (other than Affiliates which are Guarantors of all Indebtedness) at such time.

         "CURRENT LIABILITIES" shall mean, in respect of a Person and as of any applicable date of determination, all liabilities of such Person that should be classified as current in accordance with GAAP.

         "QUICK RATIO" shall mean, with respect to any Person, and as to any applicable date of determination, the ratio of (i) the sum of all unrestricted cash of such Person plus all investments of such Person made in accordance with the investment policy of such Person that has been reviewed and approved by Bank prior to the date hereof plus all accounts receivable of such Person (in each case only to the extent such case, investments, or accounts receivable is not subject to a lien, pledge, mortgage or security interest, other than those in favor of Bank) to (ii) the sum of the Current Liabilities of such Person on such date plus the outstanding principal amount of the Indebtedness on such date.

         "TANGIBLE NET WORTh" shall mean, with respect to any Person and as of any applicable date of determination, (a) the net book value of all assets of such Person (excluding Affiliate Receivables, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and all other intangible assets of such Person), after all appropriate deductions in accordance with GAAP including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization, LESS (b) all Debt of such Person at such time.

4.5 FURTHER ASSURANCES; FINANCING STATEMENTS. Furnish Bank, at Borrower's cost and expense, upon Bank's request and in form satisfactory to Bank (and execute and deliver or cause to be executed and delivered), such additional pledges, assignments, mortgages, Lien instruments or other security instruments, consents, acknowledgments, subordinations and financing statements covering any or all of the Collateral required by Bank to secure any Indebtedness together with such other documents or instruments as Bank may require to effectuate more fully the purposes of any Loan Document.

4.6 INSURANCE. Maintain insurance coverage by insurers acceptable to Bank on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature or as may otherwise be required by Bank, and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property subject to any Loan Document or property in which the Bank shall have a Lien of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Borrower (or other Person providing Collateral) and Bank, with mortgagee's clauses in favor of and satisfactory to Bank for all such policies, and such policies shall also provide that they may not be canceled or changed without thirty
         (30) days' prior written notice to Bank. Upon the request of Bank, all of said policies, or copies thereof, including all endorsements thereon and those required hereunder, shall be deposited with Bank.

4.7 COMPLIANCE WITH ERISA. In the event that any Loan Party or any of its Subsidiaries maintain(s) or establish(es) a Pension Plan subject to ERISA, (a) comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated, including, but not limited to, the minimum funding requirements thereof; (b) promptly notify Bank upon the occurrence of a "reportable event" or "prohibited transaction" within the meaning of ERISA, or that the PBGC or any Loan Party has instituted or will institute proceedings to terminate any Pension Plan, together with a copy of any proposed notice of such event which may be required to be filed with the PBGC; and (c) furnish to Bank (or cause the plan administrator to furnish
         Bank) a copy of the annual return (including all schedules and attachments) for each Pension Plan covered by ERISA, and filed with the Internal Revenue Service by any Loan Party not later than ten (10) days after such report has been so filed.

4.8 ENVIRONMENTAL COVENANTS. Comply with all applicable Environmental Laws, and maintain all permits, licenses and approvals required under applicable Environmental Laws, where the failure to do so could have a Material Adverse Effect. Promptly notify Bank, in writing, as soon as Borrower becomes aware of any condition or circumstance which makes any of the environmental representations or warranties set forth in this Agreement incomplete, incorrect or inaccurate in any material respect as of any date;

         and promptly provide to Bank, immediately upon receipt thereof, copies of any material correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a violation of any Environmental Law by any Loan Party, or of any circumstance or condition which requires or may require, a financial contribution by any Loan Party, or a clean-up, removal, remedial action or other response by or on behalf of any Loan Party, under applicable Environmental Law, or which seeks damages or civil, criminal or punitive penalties from any Loan Party or any violation or alleged violation of any Environmental Law. Borrower hereby agrees to indemnify, defend and hold Bank, and any of Bank's past, present and future officers, directors, shareholders, employees, representatives and consultants, harmless from any and all claims, losses, damages, suits, penalties, costs, liabilities, obligations and expenses (including, without limitation, reasonable legal expenses and attorneys' fees, whether inside or outside counsel is used) incurred or arising out of any claim, loss or damage of any property, injuries to or death of any persons, contamination of or adverse effects on the environment, or other violation of any applicable Environmental Law, in any case, caused by any Loan Party or in any way related to any property owned or operated by any Loan Party or due to any acts of any Loan Party or any of its officers, directors, shareholders, employees, consultants and/or representatives INCLUDING ANY CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS OR EXPENSES, RESULTING FROM BANK'S OWN NEGLIGENCE OR ARISING OUT OF ANY CLAIM OR THEORY OF STRICT LIABILITY; provided however, that the foregoing indemnification shall not be applicable, and Borrower shall not be liable for any such claims, losses, damages, suits, penalties, costs, liabilities, obligations or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of Bank or any of its agents or employees.

4.9 BANK ACCOUNTS. Borrower will maintain with Bank all of its primary bank accounts, money market accounts, and similar accounts as additional security for the Indebtedness. Borrower may freely withdraw funds from such accounts with Bank and (subject to the other requirements hereof) may choose to invest such funds in investments other than bank accounts, money market or similar accounts, or certificates of deposit, it being understood that any such accounts maintained with Bank and any certificates of deposit purchased from Bank are not frozen or restricted (except as expressly provided therein or in any Loan Documents to which they are subject) or subject to any minimum balance requirements.

4.10 ACCOUNTS RECEIVABLE AUDIT. Within thirty (30) days of the first Revolving Loan made hereunder, permit Bank or its representatives to conduct an audit of Borrower's accounts receivable. Borrower will permit Bank or its representatives to conduct one audit of Borrower's accounts receivable in each calendar year; provided that, during the continuation of any Event of Default, Borrower will permit Bank to conduct one or more additional audits of Borrower's accounts receivable upon Bank's request. All audits conducted pursuant to this Section 4.10 shall be at Borrower's expense.

SECTION 5 . NEGATIVE COVENANTS

Borrower covenants and agrees that, until all instruments and agreements evidencing each and every loan, Letter of Credit and other financial accommodation by the Bank to the Borrower or any Loan Party are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will not, and it will not allow any Loan Party within its control or under common control to, without the prior written consent of the Bank:

5.1 CAPITAL STRUCTURE; BUSINESS OBJECTS OR PURPOSE; MERGERS; ASSET DISPOSITION; ACQUISITIONS. Other than any repurchase, acquisition or redemption of any shares of its capital stock payable upon an employee's termination pursuant to its employee stock option, purchase acquire or redeem any of its equity ownership interests; or enter into any reorganization or recapitalization if such Loan Party is not obtaining new equity in connection with such reorganization or recapitalization; or reclassify its equity ownership interests; or make any material change in its capital structure or general business objects or purpose; or change its name, or enter into any merger or consolidation, whether or not the surviving entity thereunder; or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets (whether in a single transaction or in a series of transactions); or purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person or any shares of stock or other ownership interests of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition if either (a) the consideration paid by Borrower and the other Loan Parties in connection with such acquisition, when aggregated with all the consideration paid by Borrower and the other Loan Parties in connection with all other acquisitions made by the Loan Parties, exceeds $30,000,000 or (b) the cash paid by Borrower and the other Loan Parties in connection with such acquisition, when aggregated with all cash paid by Borrower and the other Loan Parties in connection with all other acquisitions made by the Loan Parties, exceeds $15,000,000.

5.2 GUARANTIES. Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations or Debt of others (whether directly or indirectly), except guaranties in favor of and satisfactory to Bank and endorsements for deposit or collection in the ordinary course of business.

5.3 DEBT. Become or remain obligated for any Debt, except: Indebtedness and other Debt from time to time outstanding and owing to Bank; current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business; Subordinated Debt; purchase money indebtedness incurred for the purpose of purchasing or acquiring fixed assets, so long as the amount of such purchase money indebtedness incurred by Borrower and its Subsidiaries does not exceed five hundred thousand dollars ($500,000), in the aggregate, for any fiscal year of Borrower; and Debt (including, without limitation, capitalized lease obligations) outstanding as of the date hereof if specifically disclosed in the most recent financial statements delivered to the Bank prior to the date hereof.

5.4 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances.

5.5 INVESTMENTS; EXTENSIONS OF CREDIT. Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans, advances or extensions of credit to, any Person, other than (a) Borrower's current ownership interests in those Subsidiaries of Borrower, if any, which are specifically disclosed in the definition of Subsidiaries, and (b) any investment in direct obligations of the United States of America or any agency thereof, or in certificates of deposit issued by Bank, maintained consistent with Borrower's or such Subsidiary's business practices prior to the date hereof; provided, that no such investment shall mature more than one (1) year after the date when made or the issuance thereof, and (c) marketable, traded stock and other securities issued by entities organized under the laws of the United States or a state thereof, and (d) acquisitions permitted pursuant to Section 5.1.

5.6 PENSION PLANS. Except in compliance with this Agreement, enter into, maintain, or make contribution to, directly or indirectly, any Pension Plan that is subject to ERISA.

5.7 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from any Person to indebtedness of other creditors of such Person.

5.8 CAPITAL EXPENDITURES. Make Capital Expenditures or commit to make Capital Expenditures, in an aggregate amount that exceeds $15,000,000 in any fiscal year. "CAPITAL EXPENDITURE" shall mean any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to (a) or (b) above.

5.9 DIVIDENDS. Declare or pay dividends on, or make any other distribution (whether by reduction of capital or otherwise) in respect of any shares of its capital stock or other ownership interests, except (a) dividends payable by a Subsidiary of Borrower to Borrower or by the Subsidiary of another Loan Party to such other Loan Party; (b) dividends payable solely in stock; and (c) the redemption, repurchase or acquisition of any shares of its capital stock permitted under Section 5.1.

SECTION 6. EVENTS OF DEFAULT

6.1 EVENTS OF DEFAULT. The occurrence or existence of any of the following conditions or events shall constitute an "Event of Default" hereunder:

         (a) non-payment of any principal, interest or other sums due upon the Indebtedness at such time the same becomes due or, if applicable, upon expiration of the grace period, if any;
         (b) default in the observance or performance of any of the conditions, covenants or agreements of any Loan Party set forth in Section 4.3(a) or Section 5 of this Agreement and such default continues unremedied for a period of ten (10) days;

         (c) default in the observance or performance (other than as referred to in subsections (a) or (b) above) of any of the conditions, covenants or agreements of any Loan Party set forth in this Agreement or any other Loan Document and such default continues unremedied for a period of ten
         (10) days after notice of such failure is given by Bank to Borrower;

         (d) any representation or warranty made by any Loan Party in any Loan Document shall be untrue or incorrect in any material respect;

         (e) any default or event of default, as the case may be, shall occur under any other Loan Document and shall continue beyond the applicable grace period, if any;

         (f) any default by any Loan Party in the payment of any Debt in excess of $500,000 (other than the Indebtedness), or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto and, in each such case, continuation thereof beyond any applicable grace or cure period;

         (g) the rendering of one or more judgments or decrees for the payment of money in excess of $500,000, against any Loan Party, and such judgment(s) or decree(s) shall remain unvacated, unbanded or unstayed, by appeal or otherwise, for a period of sixty (60) consecutive days after the date of entry;

         (h) sale or other disposition by any Loan Party of any substantial portion of its assets or property or voluntary suspension of the transaction of business by any Loan Party or the dissolution, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by any Loan Party, or commencement of any proceedings under any state or federal bankruptcy or insolvency law or laws for the relief of debtors by or against any Loan Party and the same is either initiated by or consented to by such Loan Party or otherwise remains undismissed for sixty (60) days, or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any substantial party of the property of any Loan Party, and the same is not discharged within sixty (60) days; and

         (i) any change in the management, ownership or control of Borrower, whether by reason of incapacity, death, resignation, termination or otherwise which, in Bank's sole judgment, could become a Material Adverse Effect;

6.2 REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence and at any time during the existence or continuance of any Event of Default, but without impairing or otherwise limiting the Bank's right to demand payment of all or any portion of the Indebtedness which is payable on demand, at Bank's option, Bank may give notice to Borrower declaring all or any portion of the Indebtedness remaining unpaid and outstanding, whether under the notes evidencing the Indebtedness or otherwise, to be due and payable in full without presentation, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, whereupon all such Indebtedness shall immediately become due and payable. Furthermore, upon the occurrence of a Default or Event of Default and at any time during the existence or continuance of any Default or Event of Default, but without impairing or otherwise limiting the right of Bank, if reserved under any Loan Document, to make or withhold financial accommodations at its discretion, to the extent not yet disbursed, any commitment by Bank to make any further loans or, if applicable, issue any further Letters of Credit shall automatically terminate. The foregoing rights and remedies are in addition to any other rights, remedies and privileges Bank may otherwise have or which may be available to it, whether under this Agreement, any other Loan Document, by law, or otherwise.

6.3 WAIVER OF DEFAULTS. No Default or Event of Default shall be waived by Bank except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Bank, and such waiver and shall be effective only for the specific time(s) and purpose(s) given. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of Bank's rights. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of Bank in enforcing any of Bank's rights or remedies under any Loan Document shall constitute a waiver of any of its rights or remedies. Borrower expressly agrees that this Section may not be waived or modified by Bank by course of performance, estoppel or otherwise.

SECTION 7. MISCELLANEOUS

7.1 GOVERNING LAW. Each Loan Document shall be deemed to have been delivered in and shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the UCC, other personal property law or real property law of another jurisdiction where Collateral is located is applicable, and except to the extent expressed to the contrary in any Loan Document.

7.2 COSTS AND EXPENSES. Borrower shall pay Bank, on demand, all costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses (whether inside or outside counsel is used), incurred by Bank in perfecting, revising, protecting or enforcing any of its rights or remedies against any Loan Party or any Collateral, or otherwise incurred by Bank in connection with any Default or Event of Default or the enforcement of the Loan Documents or the Indebtedness. Following Bank's demand upon Borrower for the payment of any such costs and expenses, and until the same are paid in full, the unpaid amount of such costs and expenses shall constitute Indebtedness and shall bear interest at the highest default rate of interest provided in any Loan Document.

7.3 SUCCESSORS AND ASSIGNS; PARTICIPATION. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns. The foregoing shall not authorize any assignment or transfer by Borrower of any of its respective rights, duties or obligations hereunder, such assignments or transfers being expressly prohibited. Bank, however, may freely assign, whether by assignment, participation or otherwise, its rights and obligations hereunder, and is hereby authorized to disclose to any such assignee or participant (or proposed assignee or participant) any financial or other information in its knowledge or possession regarding any Loan Party or the Indebtedness.

7.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of any Loan Party made in any Loan Document, or in any certificate, report, financial statement or other document furnished by or on behalf of any Loan Party in connection with any Loan Document, shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank or on Bank's behalf, and those covenants and agreements of Borrower set forth in SECTION 4.8 hereof (together with any other indemnities of Borrower contained elsewhere in any Loan Document) shall survive the termination of this Agreement and the repayment in full of the Indebtedness.

7.5 COMPLETE AGREEMENT; CONFLICTS. This Agreement, the other Loan Documents, and any commitment letter previously issued by Bank with respect thereto (provided that in the event of any inconsistency or conflict between this Agreement and the other Loan Documents, on one hand, and such commitment letter, on the other hand, this Agreement and the Loan Documents shall control), contain the entire agreement of the parties thereto and supercede all prior agreements and understandings related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event that, and to the extent that, any of the terms, conditions or provisions of any of the other Loan Documents are inconsistent with or in conflict with any of the terms, conditions or provisions of this Agreement, the applicable terms, conditions and provisions of this Agreement shall govern and control. Any amendments or modifications hereto shall be in writing signed by all parties.

7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

7.7 WAIVER OF JURY TRIAL. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF EITHER OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

7.8 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER "LOAN AGREEMENTS" (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK - TEXAS                  SILICON LABORATORIES INC.

By:     /s/ Julie A. Smith             By:     /s/ John W. McGovern
       ---------------------------            ----------------------------
Name:  Julie A. Smith                  Name:   John W. McGovern
                                              ----------------------------
Title: Vice President                  Title:  Chief Financial Officer
                                              ----------------------------



                                       By:     /s/ Navdeep Sooch
                                              ----------------------------
                                       Name:   Navdeep Sooch
                                              ----------------------------
                                       Title:  Chairman and Chief
                                                   Executive Officer
                                              ----------------------------


       Address:     504 Congress Avenue       Address:     4635 Boston Lane
                    Suite 320                              Austin, Texas 78735
                    Austin, Texas 78701                    ___________________
       Attn:        Julie Smith               Attn:        ___________________
       Telefax No.: (512) 427-7120            Telefax No.: ___________________

                                  EXHIBIT A

                           COMPLIANCE CERTIFICATE

         Reference is made to that certain Credit Agreement between SILICON LABORATORIES INC. ("Borrower") and COMERICA BANK-TEXAS, dated as of September 5, 2001 (the "Credit Agreement"). The terms used herein shall have the same meanings as provided therefor in the Credit Agreement, unless the context hereof otherwise requires or provides.

         The undersigned HEREBY CERTIFIES that he is the duly elected and qualified officer of Borrower holding the office set forth beneath his signature below, and as such is the chief financial officer of Borrower, AND DOES FURTHER CERTIFY, on behalf of Borrower that:

         1. Attached hereto are complete and detailed consolidated financial statements of Borrower and the other Loan Parties as of, and for the last day of _________________, ______ (the "Reporting Date"), which are accurate and complete (subject to normal year-end adjustments).

         2. He has reviewed the Loan Documents, and that to the best of his knowledge as of the Reporting Date and the date hereof, no Event of Default existed or exists, except as set forth in Schedule I attached hereto. (If no Schedule I is attached, then such exception does not apply and no Event of Defaults exist).

         3. Set forth below is the calculation of the financial covenants of the Credit Agreement determined as of the Reporting Date, which calculations have been made in accordance with the requirements of the Credit Agreement and which are true and correct in all respects:

                  TANGIBLE NET WORTH. MAINTAIN A TANGIBLE NET WORTH AT ALL TIMES, OF NOT LESS THAN $100,000,000.

                               $________________

                  QUICK RATIO. MAINTAIN A QUICK RATIO OF NOT LESS THAN 1.5 TO 1.

                                  _____ to 1.0

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on _____________, ________.

                                       Signature



                                       ----------------------------------------
                                       Name:
                                       Title:


               Compliance Certificate EXHIBIT A - Page 1 of 1

                                   EXHIBIT B
                              Accounts Receivable

Borrowing Base Certificate for Period Beginning: ___________ and Ending _____________ ("Current Period") Credit Agreement dated as of September 5, 2001 (the "Agreement") by and between Silicon Laboratories Inc.. ("Borrower") and Comerica Bank-Texas. Capitalized terms used and are otherwise defined herein have the meanings given them in the Agreement.

Accounts Receivable

  1. Balance of Accounts as of the end of the Current Period                                  $________








Ineligible Accounts as of the end of the Current Period:

  2.  Accounts more than 90 days from invoice date
                                                                               $___________

  3.  All of the Accounts of Account Debtor(s) if 25% of the
      dollar amount of all Accounts of such Account Debtor(s)
      are more than 90 days from invoice date
                                                                               $___________

  4.  That portion of Accounts of Account Debtor(s) (other than
      PC-Tel) in excess of 25% of the dollar amount of the total
      Accounts for the Current Period (Line 1), except to the
      extent such portions have previously been excluded under other provisions hereof.
                                                                               $___________

  5.  That portion of Accounts of PC-Tel in excess of 50% of the total amount of the total Accounts for the Current Period
      (Line 1), except to the extent such portions have previously been excluded under other provisions hereof.
                                                                               $___________

  6.  Intercompany and Affiliate Accounts                                      ____________

  7.  Government Accounts

  8.  Accounts subject to any dispute or set off.                              ____________

  9.  Other ineligible Accounts                                                ____________

  10. Total Ineligible Accounts for the Current Period
      (Add Lines 2 through 9)                                                  $___________

  11. Total Eligible Accounts for the Current Period
      (Line 1 - Line 10)                                                       $___________

  12. Total Domestic Eligible Accounts
                                                                               $___________

  13. Multiplied by 80%

  14. Total Foreign Eligible Accounts
                                                                               $___________

  15. Multiplied by 90%

  16. Sum of 13 and 15 equals Borrowing Base of the end of the Current Period

  17. Loan balance per last Borrowing Base Report                                                $___________

  18. Less net payments (see attached tape)                                                      $___________

  19. Plus Master Revolving Note advances                                                        $___________

  20. Other Ineligible Accounts
                                                                                                 $___________

  21. Credit Card Exposure                                                                       $___________


-------------------------------------------------------------------------------
                     Accounts Receivable EXHIBIT B - Page 1 of 2


  22. Letter of Credit Liabilities
                                                                                                 $___________

  23. Total Balance
      (Line 17 minus line 18 plus lines 19, 20 , 21 and 22)                                      $___________

  24. Total Borrowing Base (Line 16) minus Total Balance
      (Line 23) which equals the Amount Available for Borrowing, subject to the terms of the Agreement, if positive; or subject to the terms of the Agreement, amount to be repaid, if negative:
                                                                                                 $___________

The undersigned hereby certifies that the above information and computations are true and correct as of the date hereof and may be relied upon by you as a basis for advancing any credit to us, and that no Default or Event of Default has occurred and is continuing under the Agreement.

SILICON LABORATORIES INC.

By:
   -------------------------------------------------------
Name:
     -----------------------------------------------------
Title:
      ----------------------------------------------------
Date:
     -----------------------------------------------------








                     Accounts Receivable EXHIBIT B - Page 2 of 2